                                AMENDMENT TO THE
                               CUSTODIAN AGREEMENT


     This Agreement is made as of the 3rd day of January, 1986 by and among TrustFunds Equity Index Funds (the "Trust"), a business trust duly organized under the laws of the Commonwealth of Massachusetts, Manufacturers National Bank of Detroit ("MNB"), a national bank, and SEI Financial Management Company ("SFM"), a Delaware corporation.

     WHEREAS, pursuant to a Custodian Agreement dated July 10, 1985 ("Custodian Agreement") between the Trust and MNB, MNB is Custodian of securities and cash owned or held by the Trust's S&P 500 Index Portfolio, Extended Market Index Portfolio and such other portfolios as the Trust and the Custodian may thereafter agree on;

     WHEREAS, the Trust and MNB desire to amend certain terms of the Custodian Agreement; and

     WHEREAS, SFM, the Trust's Manager, desires to become a party to the Custodian Agreement for the purposes set forth herein;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

          1. AMENDED INVESTMENT ADMINISTRATION AGREEMENT. All references in the Custodian Agreement to the Investment Administration Agreement between MNB and SFM dated July 10, 1985, are hereby amended to refer to the Investment Administration Agreement between MNB and SFM dated July 10, 1985, as amended by the amendment dated January 3, 1986.

          2. COMPENSATION. Notwithstanding and in addition to the compensation to be paid to MNB pursuant to Section 16 of the Custodian Agreement, MNB may receive from SFM, for MNB's services under the Custodian Agreement, reimbursements for actual expenditures by MNB in the performance of its responsibilities under the Custodian Agreement. The amount and frequency of such payments by SFM shall be subject to the sole discretion of SFM.

          3. MULTIPLE ORIGINAL COPIES. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Trust, MNB and SFM have caused this Agreement to be signed by their respective officers as of the day and year first above written.

                                        TRUSTFUNDS EQUITY INDEX FUNDS

                                        By: [Signature Appears Here]
                                           -------------------------------------
                                                      Pres.


                                        MANUFACTURERS NATIONAL BANK OF DETROIT

                                        By: [Signature Appears Here]
                                           -------------------------------------
                                                       VP


                                        SEI FINANCIAL MANAGEMENT COMPANY

                                        By: [Signature Appears Here]
                                           -------------------------------------
                                                       S.V.P

                        Amendment to Custodian Agreement


     This amendment, made this 25th day of July, 1986 by and between TrustFunds Index Funds (the "Trust") and Manufacturers. National Bank of Detroit ("MNB")

     WHEREAS, the Trust and MNB have entered into a Custodian Agreement dated July 10, 1985; and

     WHEREAS, the Trust and MNB wish to amend the Custodian Agreement to alter the compensation paid to MNB;

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained it is agreed that SECTION 16 of the Custodian Agreement dated July 10, 1985 be amended to read in its entirety as follows:

     SECTION 16. The Custodian's compensation shall be as set forth in schedule A attached hereto, or as shall be set forth in amendments to such schedule as approved by the Trust and the MNB.

                                             TrustFunds Index Funds

                                        By: [Signature Appears Here]
                                           -------------------------------------
                                        Title


                                             Manufacturers National Bank
                                                  of Detroit

                                        By: [Signature Appears Here]
                                           -------------------------------------
                                        Title    VICE PRESIDENT

                                                                      Schedule A

                                 CUSTODIAN FEES


The Trust will pay the Custodian a fee at an annual rate of .01% of the average daily net assets of the Equity Index Portfolios.

In addition, the Custodian will receive the following for transaction costs:

Purchase of a Security                                                $2.00
     (common stock, futures contracts,
      repurchase agreements, and other
      cash-equivalent securities)


Sale of a Security                                                     2.00
     (common stock, futures contracts,
      repurchase agreements, and other
      cash-equivalent securities)

Free delivery/free receipt of In-Kind Securities                       2.00

Dividend Postings                                                     no charge

Other Receipts & Disbursements                                        no charge
     (including maturities)




The above charges will be calculated and paid on a monthly basis.